                                                                  EXHIBIT 23(a)



                        [AXLEY & RODE LLP LETTERHEAD]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         As independent certified public accountants, we hereby consent to the use of our report dated February 13, 1997, on the consolidated financial statements of Lufkin-Conroe Communications Co. and Subsidiaries as of December 31, 1996 and 1995 and the operating statements for each of the years in the three-year period ended December 31, 1996 and to all references to our firm included in this Registration Statement on Form S-4 and related Prospectus of Texas Utilities Company for the registration of up to 10,325,000 shares of its common stock.



                                            /s/ AXLEY & RODE LLP
                                            -------------------------------
                                            CERTIFIED PUBLIC ACCOUNTANTS

Lufkin, Texas
September 30, 1997